Exhibit 10.3

RED HAT, INC.

Non-Qualified Stock Option Agreement

Cover Sheet

Red Hat, Inc., a Delaware corporation, hereby grants as of the date below (the “Grant Date”) to the person named below (the “Employee”) and the Employee hereby accepts, an option to purchase the number of shares (the “Option Shares”) listed below of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), at the price per share and with a vesting start date (the “Vesting Start Date”) listed below, such option to be on the terms and conditions specified in the attached Exhibit A.

Employee Name: Charles Peters

Grant Date: 8/31/2004

Vesting Start Date: 8/31/2004

Number of Option Shares: 317,376

Exercise Price Per Share: $ 12.26 USD

IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the Grant Date set forth above.

/s/ Charles E. Peters Jr.	RED HAT, INC.
(Employee Signature)	1801 Varsity Drive
Raleigh, North Carolina 27606
26 Loch Ridge Dr.
(Street Address)	By:	/s/ Matthew Szulik
	Name:	Matthew Szulik
Greensboro, NC 27408	Title:	President
(City/State/Zip Code)

PLEASE RETURN ONE SIGNED COVER SHEET

TO EMILY DEL TORO/ LEGAL DEPT.

CENTENNIAL CAMPUS

FAX NUMBER (919) 754-3715

EXHIBIT A

RED HAT, INC.

Non-Qualified Stock Option Agreement

Terms and Conditions

1. Grant Under Red Hat, Inc. 1999 Stock Option and Incentive Plan. This option is granted pursuant to and is governed by the Company’s 1999 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the Grant Date.

2. Grant as Non-Qualified Stock Option. This option is a non-qualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option if Business Relationship Continues. All of the option shares initially shall be unvested shares. For so long as the Optionee maintains a continuous service to the Company as an employee, officer, director or consultant (a “Business Relationship”) the option shares shall become vested according to the schedule set forth below and the Optionee may exercise this option as to any vested shares:

Vesting Date		Number of Vested Shares
One year from the Vesting Start Date	-	25% of the Option Shares

On the first day of each subsequent three month period following one year from the Vesting Start Date	-	6.25% of the Option Shares

Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee ceases to have a Business Relationship with the Company) may be exercised only before the date which is ten years from the date of this option grant.

4. Termination of Business Relationship.

(a) Termination Other Than for Cause. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the termination of the Optionee’s Business Relationship, but in no event later than the scheduled expiration date. For purposes hereof, a Business Relationship shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the Business Relationship of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. This option shall not be affected by any change in the type of Business Relationship the Optionee has within or among the Company and its Subsidiaries so long as the Optionee continuously maintains a Business Relationship with the Company or any Subsidiary.

(b) Termination for Cause. If the Business Relationship of the Optionee is terminated for Cause (as defined in Section 4(c)), this option shall expire (that is, may no longer be exercised) upon the Optionee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her Business Relationship; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

5. Death; Disability.

(a) Death. If the Optionee dies while maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Optionee’s Business Relationship with the Company is terminated by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option:

(i)	in cash, or by check payable to the order of the Company; or

(ii)	delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)	subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price; or

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean

(x) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (y) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or other-wise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Option Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to have a Business Relationship with the Optionee.

13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock split and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

15. Withholding. If the Company in its discretion determines that it is obligated by law to withhold from the Employee any tax or any other amount in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee agrees to indemnify the Company in full for the amount underwithheld and to make reimbursement on demand, in cash, for the amount underwithheld within thirty (30) days after the exercise of the option that gives rise to the withholding obligation.

16. Lock-up Agreement. The Optionee agrees that in the event that the Company effects an underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement and the Plan constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(f) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware, without giving effect to the principles of the conflicts of laws thereof.